SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 31, 2001


                            HYPERBARIC SYSTEMS
 (Exact name of small business issuer as specified in its charter)

                       COMMISSION FILE NO.  0-28413


          CALIFORNIA                             77-0481056
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
incorporation or organization)


                            1127 HARKER AVENUE
                       PALO ALTO, CALIFORNIA 94301
                (Address of principal executive offices)

                               650-323-0943
                       (Issuer's telephone number)

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 31, 2001, HyperBaric Systems (the "Company") was notified by BD Seidman, LLP of San Jose, California ("BDO") that as of that date, BDO resigned as the Company's independent accountant. Effective
February 1, 2001, the Company engaged L.L. Bradford & Company, LLC of Las Vegas, Nevada as its new independent accountant.

The BDO reports on the Company's financial statements for the year ended December 31, 1999 and for the period from February 26, 1998 (date of inception) to December 31, 1998, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of a going concern uncertainty qualification with respect to the year ended December 31, 1999 and the period from February 26, 1998 (date of inception) to December 31, 1998.

During the past two fiscal years and the subsequent interim period through January 31, 2001, BDO and the Company have not had any disagree-ment on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement in connection with their report and the financial statements for such years. During such period, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the above statements. A copy of such letter dated February 2, 2001 is attached as an exhibit to this Form 8-K.

During the two most recent fiscal years and through January 31, 2001, the Company has not consulted with its new independent accountant, L.L. Bradford & Company, LLC concerning the Company's financial statements, including the following items: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.



SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             HYPERBARIC SYSTEMS

Date: February 5, 2001               By: /s/ Harry Masuda
                                             ------------
                                             Harry Masuda
                                             Chief Executive Officer



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT INDEX

Exhibit Number         Description

16.1 LETTER DATED FEBRUARY 2, 2001, FROM BDO PURSUANT TO ITEM 304(A)(3) OF REGULATION S-K.